EXHIBIT A

to

Mutual Fund Services Agreement

List of Portfolios                                                          Date Added to the Agreement

IndexEdge Long-Term Portfolio Fund                         September 4, 2008

Golub Group Equity Fund                                              December 17, 2008

Arrowhead Money Market Fund                                  March 20, 2009

TEAM Asset Strategy Fund                                         September 11, 2009